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                                                                    EXHIBIT 10.1

                                    AGREEMENT

         THIS AGREEMENT ("Agreement") is entered into as of January 8, 2001 by and among ENTEGRIS, INC., a Minnesota corporation ("Entegris"), FLUOROWARE, INC., a Minnesota corporation and wholly owned subsidiary of Entegris ("Fluoroware"), and METRON TECHNOLOGY N.V. (successor to METRON SEMICONDUCTORS EUROPA, B.V.), a Netherlands corporation ("Metron").

                                    RECITALS

         A. Fluoroware, Inc. and Metron Semiconductors Europa, B.V. are parties to that certain Distribution Agreement, dated as of July 6, 1995 (the "Distribution Agreement"), and Kyser Company, a wholly owned subsidiary of Metron, and Fluoroware are parties to that certain U.S. Stocking Distributor Five-Year Agreement dated September 1, 1997 ( the "Kyser Agreement").

         B. On June 7,1999, Fluoroware was consolidated into Entegris as a wholly owned subsidiary, and Entegris effectively assumed all rights and obligations of the Distribution Agreement and the Kyser Agreement.

         C. The parties hereto wish to terminate the Distribution Agreement and the Kyser Agreement, enter into a new distribution agreement and enter into a transition agreement during the interim period upon the terms and conditions set forth herein.

                                    AGREEMENT

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby covenant and agree as follows:

1. TERMINATION OF DISTRIBUTION AGREEMENT; RELATED TRANSACTIONS.

         1.1 Termination of Distribution Agreement. On the terms and subject to the conditions stated in this Agreement, the parties hereby agree to terminate the Distribution Agreement and the Kyser Agreement effective as of the close of business on February 28, 2001 ("Effective Date"); provided, however, that the Effective Date shall not occur and neither the Distribution Agreement nor the Kyser Agreement shall terminate in the event that the Transition Agreement (as defined below) and the Fluid Handling Group Distribution Agreement (as defined below) have not been executed and delivered as of the close of business on February 28, 2001, to be effective March 1, 2001.

         1.2 Stock Transfer. Entegris agrees to assign and transfer to Metron on the Effective Date One Million One Hundred Twenty-five Thousand (1,125,000) common shares, par value NLG 0.96 per share, of Metron ("Metron Technology Shares"). Entegris shall deliver to Metron the share certificates representing the Metron Technology Shares, duly endorsed (or accompanied by duly executed stock powers) and with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange.
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         1.3 Termination Fee. If the Effective Date has occurred, Entegris agrees to pay to Metron a termination fee in the amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) (the "Termination Fee"). The Termination Fee will be paid by wire transfer of immediately available funds to an account designated in writing by Metron according to the following schedule:

                  May 31, 2001:         $750,000
                  August 31, 2001:      $500,000
                  November 30, 2001:    $200,000
                  February 28, 2002:    $150,000
                  May 31, 2002:         $150,000

2. REPRESENTATIONS AND WARRANTIES OF ENTEGRIS. Entegris represents and warrants to Metron at and as of the date of this Agreement and as of the Effective Date as follows:

         2.1 Ownership of Metron Technology Shares. Entegris is the owner of the Metron Technology Shares, free and clear of all liens and encumbrances.

         2.2 Authority; Binding Nature of Agreement. Entegris has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Entegris of this Agreement have been duly authorized by all necessary action on the part of Entegris and its stockholders, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of Entegris, enforceable against Entegris in accordance with its terms.

         2.3 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement will not, with or without the passage of time or giving of notice, result in any material violation, or be in conflict with or constitute (with or without the passage of time or giving of notice) a default under any term of its articles of incorporation, bylaws or shareholder resolutions, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which Entegris is a party or by which it is bound or of any judgment, decree, order, writ or, to the best of its knowledge, any statute, rule or regulation applicable to it, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Entegris or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to Entegris, its business or operations or any of its assets or properties.

         2.4 Accuracy of Representations and Warranties. The representations and warranties of Entegris contained in this Agreement contain no untrue statement of a material fact and do not omit or misstate a material fact necessary in order to make the statements contained herein not misleading in the light of the circumstances in which they are made.

3. REPRESENTATIONS AND WARRANTIES OF METRON. Metron represents and warrants to Entegris at and as of the date of this Agreement and as of the Effective Date as follows:

         3.1 Authority; Binding Nature of Agreement. Metron has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Metron of this Agreement have been duly authorized by all necessary action on the part of Metron and its shareholders, supervisory

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board, managing board and officers. This Agreement constitutes the legal, valid and binding obligation of Metron, enforceable against Metron in accordance with its terms.

         3.2 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement will not, with or without the passage of time or giving of notice, result in any material violation, or be in conflict with or constitute (with or without the passage of time or giving of notice) a default under any term of its articles of association or shareholder resolutions, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which Metron is a party or by which it is bound or of any judgment, decree, order, writ or, to the best of its knowledge, any statute, rule or regulation applicable to it, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Metron or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to Metron, its business or operations or any of its assets or properties.

         3.3 Accuracy of Representations and Warranties. The representations and warranties of Metron contained in this Agreement contain no untrue statement of a material fact and do not omit or misstate a material fact necessary in order to make the statements contained herein not misleading in the light of the circumstances in which they are made.

4. PRE-TERMINATION COVENANTS.

         4.1 Transition Agreement. The parties shall negotiate in good faith to enter into a Transition Agreement as soon as practicable after the date of this Agreement, but no later than January 31, 2001 ("Transition Agreement"). The Transition Agreement shall set forth the terms and conditions upon which the parties shall conduct their relationships under the Distribution Agreement and the Kyser Agreement during the period from the date of this Agreement through the Effective Date, including, without limitation, order fulfillment, interim order processing, payment of commissions, personnel matters and inventory repurchase.

         4.2 Fluid Handling Group Distribution Agreement. The parties shall negotiate in good faith to enter into a Fluid Handling Group Distribution Agreement as soon as practicable after the date of this Agreement, but no later than February 15, 2001 ("Fluid Handling Group Distribution Agreement"). The Fluid Handling Group Distribution Agreement shall set forth the terms and conditions (it being understood that such terms and conditions shall be generally consistent with the terms and conditions included in the Kyser Agreement) upon which Metron and its subsidiaries shall act as distributors for Entegris' Fluid Handling Group in Europe, Asia and the territories in the United States currently covered by the Kyser Agreement for an initial 54 month term beginning on the Effective Date. The Fluid Handling Group Distribution Agreement shall include a provision that will restrict Metron from entering into any new business that competes with any product or service group currently offered by Entegris, with the terms of such restriction to be more explicitly described in the Fluid Handling Group Distribution Agreement. The Fluid Handling Group Distribution Agreement shall only be cancelable by mutual consent or for material non-performance that is not cured after notification thereof and expiration of an agreed upon correction period.

         4.3 Disclosure. The parties shall consult with each other regarding a joint press release announcing the termination of the Distribution Agreement and before issuing any other

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public statement with respect to this Agreement or any of the other transactions contemplated by this Agreement.

         4.4 Restriction on Transfer of Metron Technology Shares. Entegris agrees that it shall not directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of the Metron Technology Shares prior to the Effective Date.

         4.5 No Hiring or Solicitation of Employees. Except as may be provided in the Transition Agreement, Entegris agrees that, during the period from the date of this Agreement through the Effective Date, Entegris shall not, and shall not permit any of its representatives to: (a) hire any employee of Metron or (b) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit any employee to leave his or her employment with Metron or any of Metron's subsidiaries.

5. MISCELLANEOUS.

         5.1 Severability. In the event that any provision of this Agreement, or the application of any such provision to any party hereto or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to the parties hereto or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         5.2 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

         5.3 Dispute Resolution.

                  (a) The parties agree to use prompt and commercially reasonable efforts to resolve any disputes which may arise under this Agreement in an amicable and good faith manner but otherwise agree that, in the absent of such agreement, any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement, including, without limitation, any action or claim based on tort, contract, or statute (including any claims of breach or violation of statutory or common law protections from discrimination, harassment and hostile working environment), or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement ("Claim"), shall be resolved by final and binding arbitration before a single arbitrator ("Arbitrator") selected from and administered by the American Arbitration Association (the "Administrator") in accordance with its then existing arbitration rules or procedures regarding commercial or business disputes. The arbitration shall be held in the County of Santa Clara or the County of San Mateo, California.

                  (b) The Arbitrator shall, within fifteen (15) calendar days after the conclusion of the Arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The Arbitrator shall be authorized to award compensatory damages, but shall NOT be authorized (i) to award non-economic damages, such as for emotional distress, pain and

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         suffering or loss of consortium, (ii) to award punitive damages, or
         (iii) to reform, modify or materially change this Agreement or any other agreements contemplated hereunder; provided, however, that the damage limitations described in parts (i) and (ii) of this sentence will not apply if such damages are statutorily imposed. The Arbitrator also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief he or she deems just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance.

                  (c) Each party shall bear its own attorney's fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the Administrator and the Arbitrator; provided, however, the Arbitrator shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys' fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the Administrator and the Arbitrator. Absent the filing of an application to correct or vacate the arbitration award under California Code of Civil Procedure sections 1285 through 1288.8, each party shall fully perform and satisfy the arbitration award within 15 days of the service of the award.

                  (d) By agreeing to this binding arbitration provision, the parties understand that they are waiving certain rights and protections which may otherwise be available if a Claim between the parties were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this
         Section 5.3, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence.

         5.4 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         5.5 Entire Agreement. This Agreement, the Transition Agreement and the Fluid Handling Group Distribution Agreement set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof or thereof.

         5.6 Waiver.

                  (a) No failure on the part of any party to this Agreement to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party to this Agreement in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No party to this Agreement shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

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         5.7 Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties' respective successors and permitted assigns (if any). Neither party may assign any or all of its rights under this Agreement in whole or in part, to any other party except in the case of any tender offer, exchange offer, merger, business combination, asset sale, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving either of the parties hereto or Metron Technology N.V.

         5.8 Further Assurances. The parties agree to execute and/or cause to be delivered to the other party such instruments and other documents, and shall take such other actions, as such party may reasonably request at any time for the purpose of carrying out or evidencing any of the provisions of this Agreement.

         5.9 Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         5.10 Construction.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" are intended to refer to Sections of this Agreement.

         5.11 Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Entegris and Metron (or by their duly designated successors).


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



"ENTEGRIS":                         ENTEGRIS, INC.,
                                    a Minnesota corporation



                                    By: /s/ Stan Geyer

                                    Name: Stan Geyer

                                    Title: Chief Executive Officer



"FLUOROWARE":                       FLUOROWARE, INC.,
                                    a Minnesota corporation



                                    By: /s/ Stan Geyer

                                    Name: Stan Geyer

                                    Title: Chief Executive Officer


"METRON":                           METRON TECHNOLOGY, N.V.,
                                    a Netherlands corporation



                                    By: /s/ Edward Segal

                                    Name: Edward Segal

                                    Title: President and Chief Executive Officer

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